SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2009

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 4, 2009, in response to deteriorating macroeconomic conditions, Nortech System, Incorporated (the “Company”) announced that it will close its EMS facility in Garner, IA to better align its cost structure with customer demand.  It is expected that this closure will be completed by August 2009 and will result in estimated pre-tax charges of $1 million to be recorded over the next two quarters.  These charges include approximately $0.6 million in non-cash asset impairment charges and cash expenditures of $0.2 million for building related expenses and $0.2 million for other one time closing and relocation costs.  A copy of this news release is attached hereto as Exhibit 99.

Item 2.06  Material Impairments.

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99	News Release dated June 4, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2009

Nortech Systems Incorporated
(Registrant)

/s/ Michael J. Degen
Michael J. Degen, President and Chief Executive Officer